UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-31371

Wisconsin	39-0520270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 2566 Oshkosh, Wisconsin	54903-2566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 235-9151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 6, 2009, Oshkosh Corporation (the “Company”) entered into a Second Amendment (the “Amendment”) to its Credit Agreement, dated as of December 6, 2006, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (such credit agreement, as previously amended, the “Credit Agreement”) to be effective March 9, 2009.  Capitalized terms used below and not otherwise defined have the meanings given to such terms in the Credit Agreement, as amended by the Amendment.

Pursuant to the Amendment, the Credit Agreement was amended to among other things:

•                  Increase the Company’s maximum permitted Leverage Ratio as follows:

Fiscal Quarters Ending	Prior to the Amendment	As Amended
March 31, 2009	4.25 to 1.0	5.75 to 1.0
June 30, 2009 and September 30, 2009	4.25 to 1.0	7.25 to 1.0
December 31, 2009	3.75 to 1.0	7.00 to 1.0
March 31, 2010	3.75 to 1.0	6.75 to 1.0
June 30, 2010 through June 30, 2011	3.75 to 1.0	6.50 to 1.0
September 30, 2011 through June 30, 2012	3.75 to 1.0	5.50 to 1.0
September 30, 2012 through June 30, 2013	3.75 to 1.0	4.25 to 1.0
Thereafter	3.75 to 1.0	3.75 to 1.0

•                  Add a Senior Secured Leverage Ratio limitation beginning with the quarter ending June 30, 2011 as follows:

Fiscal Quarters Ending	Maximum Senior Secured Leverage Ratio
June 30, 2011	5.00 to 1.0
September 30, 2011 through June 30, 2012	4.50 to 1.0
September 30, 2012 through June 30, 2013	3.25 to 1.0
September 30, 2013	3.00 to 1.0

•                  Reduce the minimum Interest Coverage Ratio from 2.50 to 1.0 as of the last day of any fiscal quarter to the following:

Fiscal Quarters Ending	As Amended
March 31, 2009	1.95 to 1.0
June 30, 2009	1.64 to 1.0
September 30, 2009	1.58 to 1.0
December 31, 2009	1.49 to 1.0
March 31, 2010	1.52 to 1.0
June 30, 2010 through December 31, 2010	1.56 to 1.0
March 31, 2011 and June 30, 2011	1.70 to 1.0
September 30, 2011 through June 30, 2012	1.88 to 1.0
September 30, 2012 through June 30, 2013	2.48 to 1.0
Thereafter	2.47 to 1.0

•                  Increase the interest rate margin applicable to the Revolving Loans, Swing Line Loans and Term A Loans, the letter of credit fee rate and the commitment fee rate to the rates determined in accordance with the table below:

Leverage Ratio*	Offshore Rate Margin	Base Rate Margin	Commitment Fee	Letter of Credit Fee**
> 5.0x	600 bps	500 bps	50 bps	600 bps
> 3.5x	550 bps	450 bps	50 bps	550 bps
< 3.5x	500 bps	400 bps	50 bps	500 bps

*                 Beginning on the date of the Amendment and continuing until the date that is 105 days after the end of the Company’s 2009 fiscal year, the highest rates set forth in the table above will apply.  On and after such date, the applicable rates will be adjusted on a quarterly basis based on the Leverage Ratio.

**          The letter of credit fee rate for performance letters of credit is 50% of the letter of credit fee rate set forth above.

•                  Increase the interest rate margin applicable to the Term B Loans to 600 bps for Offshore Rate loans and to 500 bps for Base Rate Loans.

•                  Add a usage fee equal to 0.50% per annum on the aggregate principal amount of all outstanding loans under the Credit Agreement for any day on which the Company has a corporate family rating from Moody’s of B3 with negative watch or lower or a corporate credit rating from S&P of B- with negative watch or lower.

•                  Limit the amount of dividends, stock repurchases and other Restricted Payments during the Company’s 2009 fiscal year to $19,945,000 (which, with amounts the Company has already paid in fiscal 2009 prior to the Amendment effective date, will limit the amount of dividends or other Restricted Payments the Company could pay during the remainder of fiscal 2009 to an aggregate of $5,000,000); and prohibit Restricted Payments during each subsequent fiscal year in excess of the following based upon the Leverage Ratio as of the end of the fiscal quarter preceding the proposed Restricted Payment:

Leverage Ratio	Total Restricted Payments, including proposed Restricted Payment, cannot exceed during the fiscal year:
>2.5 to 1.0 but <3.5 to 1.0	$40,000,000
>3.5 to 1.0 but <4.0 to 1.0	$10,000,000
>4.0 to 1.0	$3,850,000

In addition, when the Leverage Ratio as of the end of a fiscal quarter is greater than 4.0 to 1.0, then no such Restricted Payment may be made during the following fiscal quarter if, after giving effect to such Restricted Payment, the aggregate amount of all such Restricted Payments made in such fiscal quarter would exceed the sum of $0.01 per outstanding share of the Company’s common stock plus $250,000.

•                  Limit capital expenditures (excluding expenditures for “equipment held for rental”) on a consolidated basis to the following (with carryforwards of certain unused amounts beginning in fiscal year 2010):

Fiscal Year	Capital Expenditures cannot exceed:
2009	$80,000,000
2010	$80,000,000
2011	$90,000,000
2012	$90,000,000

•                  Require a $100 million prepayment of the Term Loans as a condition of closing the Amendment.  The prepayment will be applied to installments of the Term Loans in the inverse order of maturity.

•                  Increase the frequency of mandatory prepayments from Excess Cash Flow to twice per fiscal year and increase the percentage of Excess Cash Flow required to be applied to such prepayments to the following based upon the Company’s Leverage Ratio as of the end of each applicable fiscal quarter:

Leverage Ratio	Second Quarter Specified Percentage	Fourth Quarter Specified Percentage
Greater than or equal to 5.00 to 1.0	35%	85%
Less than 5.00 to 1.0 but greater than or equal to 4.00 to 1.0	35%	75%
Less than 4.00 to 1.0 but greater than or equal to 3.75 to 1.0	25%	50%
Less than 3.75 to 1.0 but greater than or equal to 3.50 to 1.0	0%	25%
Less than 3.50 to 1.0	0%	0%

Such mandatory prepayments will be applied to installments of the Term Loans in the inverse order of maturity.

•                  Require the grant of mortgage liens on certain real estate owned by the Company and certain of its subsidiaries, add as guarantors all of the Company’s active domestic subsidiaries and certain material foreign subsidiaries and add as pledged collateral all equity and other personal property owned by each such additional guarantor (with certain exceptions relating to the assets and equity of the Company’s foreign subsidiaries).

•                  Change the definition of certain terms, including Consolidated EBITDA, Net Cash Proceeds, Excess Cash Flow and Material Foreign Subsidiary.

•                  Add or make more restrictive various negative covenants, including restrictions on acquisitions, dispositions, indebtedness and investments.

•                  Eliminate the previous $250.0 million accordion feature.

•                  Require the payment of an amendment fee equal to 50 bps to each lender that delivered a signed Lender Addendum related to the Amendment.  The Company estimates that total fees paid to third party lenders as a result of the Amendment were approximately $19.0 million.

The Company makes no predictions related to its ability to comply in the future with the covenants in its Credit Agreement as amended by the Amendment.  The Company’s ability to meet the financial ratios in such covenants may be affected by a number of events, including events beyond the Company’s control, and the Company may not be able to continue to meet those ratios at any time in the future.  Neither the fact that the Company entered into the Amendment nor the absence of any statement concerning the Company’s belief as to its ability to remain in compliance with the financial ratios should be construed to suggest that the Company will continue to meet those ratios for any period of time.  Reference is made to the disclosures contained in the Company’s periodic reports filed with the Securities and Exchange Commission, including those relating to the circumstances leading to the Amendment described in the Risk Factors contained in the Company’s Form 10-Q for the three months ended December 31, 2008, which the Company expects will continue to impact its business in 2009.

The foregoing summary of the principal provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference and the Credit Agreement, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, dated December 6, 2006.

The Company previously disclosed that an amendment to its Credit Agreement could impair the hedge effectiveness of its interest rate swap, the potential result of which was that any loss previously recorded in other comprehensive income would be reclassified to current earnings.  The Amendment is not expected to adversely impact the hedge effectiveness of its interest rate swap and should not therefore result in amounts recorded in other comprehensive income to be reclassified into current earnings immediately after the effective date of the Amendment.

Item 3.03. Material Modifications to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

(4.1)	Second Amendment, dated as of March 6, 2009, entered into by Oshkosh Corporation, Bank of America, N.A., as administrative agent and the lenders party thereto.

(99.1)	Press release dated March 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oshkosh Corporation
(Registrant)

Date: March 9, 2009	/s/Bryan J. Blankfield
Bryan J. Blankfield Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amendment, dated as of March 6, 2009, entered into by Oshkosh Corporation, Bank of America, N.A., as administrative agent and the lenders party thereto.

99.1	Press release dated March 9, 2009.